   Loan and Security Agreement, $500,000 working capital facility,   Exhibit 4.1
                          Suntrust Bank, Atlanta, GA

                                   Borrower
                           ALLIANCE HEALTHCARD, INC.
                                                                  COMMERCIAL
SunTrust                                                        VARIABLE RATE
                                                                 REVOLVING OR
                                                                  DRAW NOTE
SunTrust Bank
P.O. Box 4418 MC 154-B
Atlanta, GA 30302
(404) 588-7711 "LENDER"
                                    ADDRESS
                           3500 PARKWAY LANE STE 310
                              NORCROSS, GA 30092
                         TELEPHONE NO.    IDENTIFICATION NO
                         (770)734-9255    58-2445301-149

----------------------------------------------------------------------------------------
                            Principal
                          Amount/Credit Funding/Agreement             Customer
   Officer      Interest      Limit           Date         Maturity    Number     Loan
Identification    Rate                                       Date                Number
----------------------------------------------------------------------------------------
     0793       Variable   $500,000.00     05/17/00        03/31/01
----------------------------------------------------------------------------------------

Purpose:  START-UP AND ONGOING CAPITAL

PROMISE TO PAY: For value received, Borrower promises to pay to the order of Lender the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00) or, less, the aggregate unpaid principal amount of all loans or advances made by the Lender to the Borrower under this Note, plus interest on the unpaid principal balance at the rate and in the manner described below, until all amounts owing under this Note are paid in full. All amounts received by Lender shall be applied first to late charges and expenses, accrued unpaid interest, then to unpaid principal, or in any other order as determined by Lender, in Lender's sole discretion, as permitted by law.

REVOLVING OR DRAW FEATURE: [X] This Note possesses a revolving feature. Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to borrow up to the full principal amount of the Note and to repay and reborrow from time to time during the term of this Note. This Note possesses a draw feature. Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to draw one or more times under this Note. Any repayment may not be reborrowed. The aggregate amount of such draws shall not exceed the full principal amount of this Note. Information with regard to any loans or advances under this Note shall be recorded and maintained by Lender in its internal records and such records shall be conclusive of the principal and interest owed by Borrower under this note unless there is a material error in such records. The Lender's failure to record the date and amount of any loan or advance shall not limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances together with all interest accruing thereon. Borrower shall be entitled to inspect or obtain a copy of the records during Lender's business hours.

CONDITIONS FOR ADVANCES: If no Event or Default has occurred under this Note, Borrower shall be entitled to borrow monies under this Note (subject to the limitations described above) under the following conditions:

     Disbursements will be made at the sole discretion of the Lender unless the Lender has otherwise specifically made

     A legally binding written commitment to make disbursements hereunder.

INTEREST RATE: This Note has a variable rate feature. The interest rate on this Note may change from time to time if the Index Rate identified below changes. Interest shall be computed on the basis of the actual number of days
                                                    -------------------------
over 360 days per year.  Interest on this Note shall be calculated and payable
-------------
at a variable rate equal to 0.500% per annum over the
                            ------           ----

Index Rate. The initial interest rate on this Note shall be 9.500% per annum.
                                                            ------
Any change in the interest rate resulting from a change in the Index Rate will be effective on:

     Each day the Index Rate changes
     -------------------------------

INDEX RATE:  The Index Rate for this Note shall be:

     The rate of interest from time to time designated by the Lender as its "Prime Rate", which rate is not necessarily

     The Lender's best or lowest rate of interest.

If the Index Rate is redefined or becomes unavailable, then Lender may select another index rate which is substantially similar.

DEFAULT RATE: If there is an Event or Default under this Note, the Lender may, in its discretion, increase the interest rate on this Note to: 4% per annum
                                                                ------------
above interest rate accruing at maturity or at acceleration
-----------------------------------------------------------

Of the maximum interest rate Lender is permitted to charge by law, whichever is less.

PAYMENT SCHEDULE: Borrower shall pay the principal and interest according to the following schedule:

     Interest only payments beginning June 17, 2000 and continuing at monthly time intervals thereafter. A final payment of the unpaid principal balance plus accrued interest is due and payable on March 31, 2001.

PREPAYMENT: This Note may be prepaid in part or in full on or before its maturity date. If this Note contains more than one installment, any partial prepayment will not affect the due date or the amount of any subsequent installment, unless agreed to, in writing, by Borrower and Lender. If this Note is prepaid in full, there will be: [X] No minimum finance charge. [_] A minimum finance charge of $______.

LATE CHARGE:  If a payment is received more than 15 days late, Borrower will be
                                                 --
charged a late charge of [:__%] of the unpaid
Portion of the payment; [X] $50.00 or 5.00% of the unpaid portion of the
                            ---------------
payment, whichever is [_] greater [X] less.

COLLATERAL: To secure the payment and performance of obligations incurred under this Note, Borrower grants Lender a security interest in all of Borrower's right, title, and interest in all monies, instruments, savings, checking and other accounts of Borrower (excluding IRA, Keogh and other accounts subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control. [_] If checked, the obligations under this Note are also secured by the collateral described in any security instruments executed in connection with this Note, and any collateral described in any other security instruments securing this Note or all of Borrower's obligations to Lender.

RENEWAL: [_] If checked, this Note is a renewal, but not a satisfaction, of Loan Number ____________________________.

================================================================================
THE PERSONALS SIGNING BELOW ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE PROVISIONS OF THIS NOTE, INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE, AND FURTHER ACKNOWLEDGE RECEIPT OF AN EXACT COPY OF THIS NOTE.

Dated:  May 17, 2000
BORROWER:  ALLIANCE HEALTHCARD INC.         BORROWER: ALLIANCE HEALTHCARD, INC.
By:  __________________________             By: ______________________________
---                                         ----
ROBERT D. GARCES                            THOMAS KISER
CHIEF EXECUTIVE OFFICER                     PRESIDENT

                             TERMS AND CONDITIONS


  1. EVENT OF DEFAULT. An Event or Default shall occur under this Note in the event that Borrower, any guarantor or any other third party pledging collateral to secure this Note.
       a. Fails to make any payment on this Note or any other indebtedness to Lender when due:
       b. Fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Note, any security instrument, or any other present or future written agreement regarding this or any other indebtedness of Borrower to Lender.
       c. Provides or causes any false or misleading signature or representation to be provided to Lender:
       d. Sells, conveys, or transfers rights in any collateral securing this Note without the written approval of Lender; or destroys, loses or damages such collateral in any material respect: or subjects such collateral to seizure, confiscation or condemnation.
       e. Has a garnishment, judgement, tax levy, attachment or lien entered or served against Borrower, any guarantor, or any third party pledging collateral to secure this Note or any of their property;
       f. Dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, fails to pay debts as they become due, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding;
       g. Fails to provide Lender evidence of satisfactory financial condition;
       h. Has a majority of its outstanding voting securities sold, conveyed, or transferred to any person or entity other than any person or entity that has the majority ownership as of the date of the execution of this agreement; or
       i. If Lender deems itself insecure in good faith with respect to any of the obligations or indebtedness.

  2. RIGHTS OF LENDER ON EVENT OF DEFAULT. If there is an Event or Default under this Note, Lender will be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):
       a. to declare the principal amount plus accrued interest under this Note and all other present and future obligations of Borrower immediately due and payable in full; such acceleration shall be automatic and immediate if the Event of Default is a filing under the Bankruptcy Code;
       b. to collect the outstanding obligations of Borrower with or without resorting to judicial process;
       c. to cease making advances under this Note or any other agreement between Borrower and Lender;
       d. to take possession of any collateral in any manner permitted by law;
       e. to require Borrower to deliver and make available to Lender any collateral at a place reasonably convenient to Borrower and Lender;
       f. to sell, lease or otherwise dispose of any collateral and collect any deficiency balance with or without resorting to legal process;
       g. to set-off Borrower's obligations against any amounts due to Borrower including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and
       h. to exercise all other rights available to Lender under any other written agreement or applicable law.
     Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available under any other written agreement or applicable law.

  3. DEMAND FEATURE. [_] If checked, this Note contains a demand feature. Lender's right to demand payment, at any time, and from time to time, shall be in Lender's sole and absolute discretion, whether or not any default has occurred.

  4. FINANCIAL INFORMATION. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to Lender, within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower relating to such fiscal year, such statements to include (i) the balance sheet of Borrower as at the end of such fiscal year and (ii) the related income statement, statement of retained earnings and statement of changes in the financial position of Borrower for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Borrower also agrees to deliver to Lender within fifteen

     (15) days after filing same, a copy of Borrower's income tax returns and also, from time to time, such other financial information with respect to Borrower as Lender may request.

  5. MODIFICATION AND WAIVER. The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Borrower's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Borrower or guarantor or any of its rights against any Borrower, guarantor, or any collateral securing any of Borrower's obligations.

  6. SEVERABILITY. If any provision of this Note violates the law or is unenforceable, the rest of the Note shall remain valid. Notwithstanding anything contained in this Note to the contrary, in no event shall interest accrue under this Note, before or after maturity, at a rate in excess of the highest rate permitted by applicable law, and it interest (including any charge or fee held to be interest by a court of competent jurisdiction) in excess thereof be paid, any excess shall constitute a payment of, and be applied to, the principal balance hereof, and if the principal balance has been fully paid, then such excess interest shall be repaid to Borrower.

  7. ASSIGNMENT. Borrower agrees not to assign any of Borrower's rights, remedies or obligations described in this Note without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion. Borrower agrees that Lender is entitled to assign some or all of its rights and remedies described in this Note without notice to or the prior consent of Borrower.

  8. NOTICE. Any notice or other communication to be provided to Borrower or Lender under this Note shall be in writing and mailed to the parties at the addresses described in this Note or such other address as the parties may designate in writing from time to time.

  9. APPLICABLE LAW. This Note shall be governed by the laws of the state indicated in Lender's address. Unless applicable law provides otherwise, Borrower consents to the jurisdiction and venue of any court located in such state selected by Lender, in its discretion, in the event of any legal proceeding under this Note.

 10. COLLECTION COSTS AND ATTORNEYS' FEES. To the extent permitted by law, Borrower agrees to pay all costs of collection, including attorneys' fees of 15 percent of the principal and interest owing on the indebtedness if the indebtedness is collected by law or through an attorney at law.

 11. MISCELLANEOUS. This note is being executed primarily for commercial, agricultural, or business purposes. Borrower will provide Lender with current financial statements and other financial information upon request. Borrower and Lender agree that time is of the essence. Borrower agrees to make all payments to Lender at any address designated by Lender and in lawful United States currency. Borrower and any person who endorses this Note waives presentment, demand for payment, notice of dishonor and protest and further waives any right to require Lender to proceed against anyone else before proceeding against Borrower or said person. All references to Borrower in this Note shall include all of the parties signing this Note, and this Note shall be binding upon the heirs, personal representatives, successors and assigns of Borrower and Lender. If there is more than one Borrower their obligations under this Note shall be joint and several. This Note represents the complete and integrated understanding between Borrower and Lender regarding the terms hereof.

 12. JURY TRIAL WAIVER. LENDER AND BORROWER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CIVIL ACTION ARISING OUT OF, OR BASED UPON, THIS NOTE OR THE COLLATERAL SECURING THIS NOTE.

 13. ADDITIONAL TERMS:

                                   Borrower
                           ALLIANCE HEALTHCARD, INC.
                                                               SCHEDULE OF
                                                               FEES,
 SunTrust                                                      CHARGES OR
                                                               DISBURSEMENTS
         --------------------------------------------------------------------
SunTrust Bank
P.O. Box 4418 MC 154-B
Atlanta, GA 30302
(404) 588-7711 "LENDER"
                                    ADDRESS
                           3500 PARKWAY LANE STE 310
                           NORCROSS, GA 30092
                           TELEPHONE NO.    IDENTIFICATION NO
                           (770)734-9255    58-2445301-149

----------------------------------------------------------------------------------------
                            Principal
                          Amount/Credit Funding/Agreement             Customer
   Officer      Interest      Limit           Date         Maturity    Number     Loan
Identification    Rate                                       Date                Number
----------------------------------------------------------------------------------------
     0793       Variable   $500,000.00     05/17/00        03/31/01
----------------------------------------------------------------------------------------

Borrower has borrowed money from Lender indicated above pursuant to the above referenced Promissory Note or Agreement. Borrower acknowledges that the following fees, charges and disbursements have been made or assed in connection with the Note or Agreement.

LINE OF CREDIT AMOUNT:
        $500,000.00
        -----------
AMOUNT DISBURSED TO BORROWER FROM LINE OF CREDIT:                 n/a
                                                                  -------
______
AMOUNT DRAWN TO PAY OR CREDIT TO BORROWER'S ACCOUNTS WITH LENDER:
        $______
______  ACCOUNT NUMBER CREDITED:                                   ______

______  ACCOUNT NUMBER CREDITED:                                   ______

______  ACCOUNT NUMBER CREDITED:                                   ______

______  ACCOUNT NUMBER CREDITED:                                   ______

AMOUNT OF LOAN PROCEEDS PAID TO OTHERS ON THE BORROWERS BEHALF:   $______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

--------------
______  PAYEE:                                                     ______

______  PAYEE:                                                     ______

TOTAL PROCEEDS DISBURSED:                                          $  N/a
______                                                             ------

______                                       PAID IN CASH    DEDUCTED FROM LINE
AMOUNT PAID TO PUBLIC OFFICIALS:             $______             $______
______
AMOUNT PAID TO INSURANCE COMPANIES:            _________        ________
______
AMOUNT PAID TO APPRAISERS:                     _________        ________
______
AMOUNT PAID TO CREDIT REPORTING AGENCIES:      _________        ________
______
TITLE EXAMINATION:                             _________        ________
______
SETTLEMENT/CLOSING FEE:                        _________        ________
______
TITLE INSURANCE BINDER:                        _________        ________
______
ATTORNEY:                                      _________        ________
______
DOCUMENT PREPARATION FEE:                      _________        ________
______
NOTARY:                                        _________        ________
______
SURVEYOR:                                      _________        ________
______
PEST INSPECTOR:                                _________        ________
______
ABSTRACT/TITLE SEARCH:                         _________        ________
______
TITLE INSURER:                                 _________        ________
______
CITY/COUNTY TAX DEED/MORTGAGE:                 _________        ________
______
STATE TAX DEED, MORTGAGE:                      _________        ________
______
HAZARD INSURANCE PREMIUM:                      _________        ________
______
FLOOD INSURANCE PREMIUM:                       _________        ________
______

______                                                      _________   ___________

______                                                      _________   ___________

______                                                      _________   ___________

______                                                      _________   ___________

LOAN ORIGINATION FEE                                         1,000.00
______                                                      ---------

POINTS/DISCOUNT                                             _________   ___________
______
LENDERS INSPECTION FEE                                      _________   ___________
______
ASSUMPTION FEE                                              _________   ___________
______

TOTAL PREPAID FINANCE CHARGES AND FEES PAID IN CASH:        $1,000.00
                                                            ---------
TOTAL PREPAID FINANCE CHARGES AND FEES DEDUCTED FROM LINE:              $__________
______
BALANCE REMAINING TO BE DRAWN ON LINE:                                  $500,000.00
______                                                                  -----------

--------------------------------------------------------------------------------
______

DATED: May 17, 2000

Borrower: ALLIANCE HEALTHCARD INC.           Borrower: ALLIANCE HEALTHCARD INC.

By:                                          By:
___________________________________          __________________________________
_____
ROBERT D GARCES                                     THOMAS KISER
CHIEF EXECUTIVE OFFICER                      PRESIDENT